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            ALLIS-CHALMERS CORPORATION AND CONSOLIDATED SUBSIDIARIES
            --------------------------------------------------------


         EXHIBIT 21.1.
         SUBSIDIARIES

                                                     State
                                                    in Which
                                                   Subsidiary
                                                   Organized
                                                   ---------

         Houston Dynamic Service, Inc.              Texas

         KILnGAS R&D, Inc.                          Illinois

         U.S. Fluidcarbon Inc.                      Delaware